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Exhibit 21.1  Subsidiaries of the Registrant


Name                                             State of          Percentage
                                               Incorporation          Owned

Millerton Games, Inc.                            California           100%

Fuel and Air Service                             Nevada               100%
 Technology, Inc.

Las Vegas Ad-Ventures                            Nevada               100%

The Reservation Connection                       Nevada               100%

Las Vegas Enterprises, Inc.                      Nevada               100%

Motel Development, Inc.                          Nevada               100%

Diversy Enterprises, Inc.                        Nevada               100%

Trinidad Management, Inc.                        California           100%

Royal Reservations, Inc.                         Nevada               100%

American Casino
  Entertainment, Inc.                            Nevada               100%

Fowler Card Club, Inc.                           California           100%

G & L Acquisition Corp.                          Nevada                78%